UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2009

WEBMEDIABRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

23 Old Kings Highway South, Darien, CT 06820

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 662-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2009, WebMediaBrands Inc. (f/k/a Jupitermedia Corporation) (the “Company”) paid off and terminated its Swap Agreement (as defined below) using the proceeds of a loan to the Company from Alan M. Meckler, the Company’s chairman of the board of directors and chief executive officer (“Mr. Meckler”). The Company obtained the loan and paid off and terminated the Swap Agreement in order to restructure and eliminate the Company’s ongoing obligations under the Swap Agreement and preserve working capital. In connection with these transactions, the Company entered into various security agreements to secure the loan from Mr. Meckler and terminated various agreements securing the Swap Agreement, as described in more detail below.

On May 29, 2009, the Company (1) entered into a promissory note jointly and severally payable by the Company and Mediabistro.com Inc., the Company’s wholly owned subsidiary (“Mediabistro”), to Mr. Meckler (the “Note”), (2) entered into a Security Agreement by and between the Company and Mr. Meckler (the “Security Agreement”) pursuant to which the Company granted to Mr. Meckler a security interest in the Company’s assets, (3) entered into an Intellectual Property Security Agreement by and between the Company and Mr. Meckler (the “IP Security Agreement”) pursuant to which the Company granted to Mr. Meckler a security interest in the Company’s intellectual property, (4) entered into a Pledge Agreement by the Company in favor of Mr. Meckler (the “Pledge Agreement”) pursuant to which the Company granted to Mr. Meckler a security interest in and an assignment of all of the shares of stock or other equity interest of Mediabistro owned by the Company, and (5) agreed to enter into a Blocked Account Control Agreement by and among the Company, Mr. Meckler and a depositary bank, to further secure the Note (the “Control Agreement,” and together with the Note, the Security Agreement, the IP Security Agreement and the Pledge Agreement, the “Company Loan Documents”).

Simultaneously, Mediabistro (1) entered into a Security Agreement by and between Mediabistro and Mr. Meckler pursuant to which Mediabistro granted to Mr. Meckler a security interest in Mediabistro’s assets (the “Mediabistro Security Agreement”), (2) entered into an Intellectual Property Security Agreement by and between Mediabistro and Mr. Meckler pursuant to which Mediabistro granted to Mr. Meckler a security interest in Mediabistro’s intellectual property (the “Mediabistro IP Security Agreement”), and (3) agreed to enter into a Blocked Account Control Agreement by and among Mediabistro, Mr. Meckler and a depositary bank, to further secure the Note (the “Mediabistro Control Agreement” and, together with the Mediabistro Security Agreement and the Mediabistro IP Security Agreement, the “Mediabistro Documents”).

In the Note, Mr. Meckler loaned the Company $7,197,143.21 (the “Meckler Loan”), which the Company used to pay off the Swap Agreement and for related transaction expenses. To fund the Meckler Loan, Mr. Meckler used a portion of the proceeds of a residential mortgage loan that Bank of America, N.A. (“BOA”) granted to Mr. Meckler and Ellen L. Meckler (“Mrs. Meckler”) (the “BOA Loan”). Pursuant to a Collateral Assignment of Note dated May 29, 2009, by Mr. Meckler to BOA, Mr. Meckler collaterally assigned the Note to BOA as additional collateral for the BOA Loan. Payment terms of the Meckler Loan reflect pass through of the BOA Loan payment terms (excluding those funds borrowed pursuant to the BOA Loan for Mr. Meckler’s personal use). As a result, the interest rate, amortization schedule and maturity date of each loan are identical.

The principal amount of the Meckler Loan, as evidenced by the Note, equals the amount required to pay off and terminate the Swap Agreement between the Company and KeyBank and related transactional expenses. The interest rate of the Note is 4.7% per annum. Interest on the outstanding principal amount is due and payable on the first day of each calendar month for a period of five years. Thereafter, principal and interest is due and payable in equal monthly payments in an amount sufficient to pay the loan in full based on an amortization term of 15 years, to be paid in full in the two remaining years. The Note is due and payable in full on May 29, 2016, and may be prepaid at any time without penalty or premium. So long as any amount remains outstanding under the Meckler Loan, the Company must pay Mr. Meckler a monthly accommodation fee of $40,000.

The Company Loan Documents and Mediabistro Documents contain customary terms for a loan transaction of this type. If an Event of Default (as defined in the Note) occurs and is continuing beyond a specified cure period, Mr. Meckler may declare the Meckler Loan immediately due and payable. The Meckler Loan also will become immediately due and payable upon certain events of bankruptcy or insolvency or in the event of a Change of Control (as defined in the Note) of Mediabistro or the Company. The Note must be repaid in full if Mr. Meckler is required to repay the BOA Loan whether due to an Event of Default of the Company or Mediabistro or otherwise.

The Company Loan Documents were approved by all of the independent members of the Company’s Board of Directors, each of whom also has no direct or indirect interest in the Company Loan Documents or Mediabistro Documents (the “Disinterested Directors”), following Mr. Meckler’s disclosure to such Disinterested Directors of the terms of the Company Loan Documents and Mediabistro Documents.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Note, the Security Agreement, the IP Security Agreement, the Pledge Agreement, the Control Agreement, the Mediabistro Security Agreement, the Mediabistro IP Security Agreement, and the Mediabistro Control Agreement, which are attached hereto as Exhibits 10.1 through 10.8, respectively.

Item 1.02	Termination of a Material Definitive Agreement

In connection with entering or agreeing to enter into the Company Loan Documents and Mediabistro Documents as described in Item 1.01, on May 29, 2009, the Company terminated the following agreements, each as defined and described in, and filed as exhibits to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2009 (the “February Current Report”):

•	Swap Agreement,

•	Swap Security Agreements, and

•	Block Account Pledge and Control Agreement.

Furthermore, in connection with the termination of the Swap Agreement, Mr. Meckler’s personal guaranty and Mrs. Meckler’s grant of a security interest in certain assets, each as described in greater detail in the February Current Report, were terminated. Upon termination of the Swap Agreement, KeyBank released its liens against the Company and Mediabistro. Additionally, as a result of the termination of the Swap Agreement and Mr. Meckler’s personal guaranty, there are no further obligations under the Letter of Credit Reimbursement and Support Agreement, as defined and described in, and filed as an exhibit to, the February Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated May 29, 2009, by WebMediaBrands Inc. and Mediabistro.com Inc. to Alan M. Meckler.

10.2	Security Agreement, dated as of May 29, 2009, by and between WebMediaBrands Inc. and Alan M. Meckler.

10.3	Intellectual Property Security Agreement, dated as of May 29, 2009, by and between WebMediaBrands Inc. and Alan M. Meckler.

10.4	Pledge Agreement, dated as of May 29, 2009, by WebMediaBrands Inc. in favor of Alan M. Meckler.

10.5	Form of Blocked Account Control Agreement by and among the WebMediaBrands Inc., Alan M. Meckler and a depositary bank,

10.6	Security Agreement, dated as of May 29, 2009, by and between Mediabistro.com Inc. and Alan M. Meckler.

10.7	Intellectual Property Security Agreement, dated as of May 29, 2009, by and between Mediabistro.com Inc. and Alan M. Meckler.

10.8	Form of Blocked Account Control Agreement by and among Mediabistro.com Inc., Alan M. Meckler and a depositary bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS, INC.

Date: June 4, 2009
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Promissory Note, dated May 29, 2009, by WebMediaBrands Inc. and Mediabistro.com Inc. to Alan M. Meckler.

10.2	Security Agreement, dated as of May 29, 2009, by and between WebMediaBrands Inc. and Alan M. Meckler.

10.3	Intellectual Property Security Agreement, dated as of May 29, 2009, by and between WebMediaBrands Inc. and Alan M. Meckler.

10.4	Pledge Agreement, dated as of May 29, 2009, by WebMediaBrands Inc. in favor of Alan M. Meckler.

10.5	Form of Blocked Account Control Agreement by and among the WebMediaBrands Inc., Alan M. Meckler and a depositary bank,

10.6	Security Agreement, dated as of May 29, 2009, by and between Mediabistro.com Inc. and Alan M. Meckler.

10.7	Intellectual Property Security Agreement, dated as of May 29, 2009, by and between Mediabistro.com Inc. and Alan M. Meckler.

10.8	Form of Blocked Account Control Agreement by and among Mediabistro.com Inc., Alan M. Meckler and a depositary bank,